EXHIBIT 32.1

SARBANES-OXLEY ACT SECTION 906 CERTIFICATIONS

OF CHIEF EXECUTIVE OFFICER

In connection with this quarterly report on Form 10-Q of Thor Industries, Inc. for the period ended October 31, 2013, I, Robert W. Martin, Director, Chief Executive Officer and President of Thor Industries, Inc., hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1.	this Form 10-Q for the period ended October 31, 2013 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in this Form 10-Q for the period ended October 31, 2013 fairly presents, in all material respects, the financial condition and results of operations of Thor Industries, Inc.

DATE: December 2, 2013	/s/ Robert W. Martin
Robert W. Martin
President and Chief Executive Officer (Principal executive officer)